Exhibit 99.1

Lawson to Present at Lehman Conference, Expects EPS To Be at the High End of Company Estimates

    ST. PAUL, Minn.--(BUSINESS WIRE)--March 9, 2004--Lawson Software, Inc. (Nasdaq:LWSN) will present tomorrow March 10, 2004, at the Lehman Brothers 2004 Global Software & IT Services Conference in Half Moon Bay, Calif., at 9:30 a.m. Pacific Time. Jay Coughlan, president and CEO, and Robert Barbieri, executive vice president and CFO, will address the conference. A live webcast and replay of the presentation will be accessible via www.lawson.com/lehman. The replay will remain available for one week.
    Lawson also announced today that based on preliminary information, earnings per share (EPS) for the company's fiscal third quarter of 2004 ended February 29 are expected to be at the high end of the estimates provided at the beginning of the quarter. During Lawson's December 18, 2003, conference call, the company estimated February quarter EPS according to generally accepted accounting principles
(GAAP) to be in the range of a net loss of ($0.01) to $0.01. Based on non-GAAP financial measures, which exclude certain expenses and non-cash charges, the company estimated non-GAAP EPS would be in the range of $0.01 to $0.03. Total revenues for the February quarter are expected to be at or above the high end of the $86 to $89 million estimate that the company provided during the December 18, 2003, conference call.
    These anticipated results are preliminary and subject to the closing of Lawson's financial records for the quarter and customary quarterly accounting procedures. Lawson will provide details and further information when it releases its third quarter results after the market close on March 18, 2004.

    About Lawson Software

    Lawson Software provides business process software solutions that help services organizations in the healthcare, retail, professional services, public sector, financial services, and other strategic markets achieve competitive advantage. Lawson's solutions include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, Asia, Africa and Australia. Additional information about Lawson is available at www.lawson.com.

    Use of Non-GAAP Financial Information

    Lawson provides non-GAAP results as supplemental information to its GAAP operating results. These non-GAAP results exclude certain expenses and non-cash charges such as stock-based compensation, restructuring and lease abandonment expenses, and amortization of acquired intangibles. Lawson believes that this presentation helps investors, analysts and others compare the company's operating results with other companies in Lawson's peer group and with Lawson's historical operating results. Management uses non-GAAP operating results to evaluate short-term and long-term operating trends in Lawson's core software operations. Non-GAAP operating results are not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to operating results determined in accordance with GAAP. Further, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

    Forward-Looking Statements

    This press release contains forward-looking statements. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K and 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

    CONTACT: Lawson Software, Inc., St. Paul
             Corporate Communications:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investor Relations:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com